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                                 Exhibit (14)(b)

                             Consent of Ropes & Gray

















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                               CONSENT OF COUNSEL



         We hereby consent to the use of our name and to the references to our firm in this Combined Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933, as amended, pertaining to the proposed combination of One Group Mutual Funds on behalf of its series, One Group Income Bond Fund, and Circle Income Shares, Inc.



                                        /s/ Ropes & Gray

                                        ROPES & GRAY



Washington, D.C.
October 19, 2000